                                   ARENDA

1.  DATA TO FILL IN

2.  Goods description
3.  Monthly-amount              f
4.  Amount of maintenance       f              (interest-free)
5.  Amount of instalment        f              (10 year of payment)
6.  Cash payment                f(A)
7.  Initial payment             f(B)
8.  Taking over existing loan   f(C)
9.  Insurance-contributory      f D=(5% of C)
10. Credit-amount               f E=(A-B)+C+D
11. Credit-compensation         f F            (...% effective interest year-based)
12. Lease-amount                f G=(E+F)
13. Buy-option                  f


14.--LESSEE 2a

14a. -Initials
     -Family-name
     -Date of birth
     -Address
     -Area code & City
     -Private telephone-number
     -Telephone-number at work
     -Nationality     -NL   -EG   -Remaining
     -Gender          -male     -female
     -Civil State     -Married     -Living together
                      -Divorced, since.........
     -Children....... -living in...........
     -Private house   -Yes        -No

14b. -Gross mortgage / rent   f..........  a month
     -Current Employer
     -Occupation/Function
     -Engagement       -Permanent, since.......  -Temporary
     -Gross yearwage    f
     -Banknumber        ................... for depreciation of the lease-terms

15.--LESSEE 2b

15a. -Initials
     -Family-name
     -Date of birth
     -Nationality     -NL   -EG   -Remaining
     -Gender          -male     -female
     -Civil State     -Widowhood   -Single
     -Alimentary obligation    f            a month

14b. -Value private house      f
     -Mortgage-amount          f
     -Engagement       -Permanent, since.......  -Temporary
     -Gross Yearwage    f


16. RUNNING DEBTS
Do you wish to close a WAO/WW insurance? (Yes/No)*
(*Cross out what's inappropriate)
The contributory amounts 5% of the unpaid amount of loan(s) to be taken over.

Bank   Contact-number    Term-amount   Loan-amount  Remaining amount
Redeem?  Yes/No, for the amount the bank gives.
         Yes/No, for the amount the bank gives.
         Yes/No, for the amount the bank gives.
If by current loans for redemption a "yes" has been given, client gives Arenda in advance authorization to transfer directly to the creditgiver, the necessary amount for full redemption of this loan.


17. HEALTH-AND REVIEW QUESTIONS (ONLY FOR LESSEE 2a)
-Length............cm        Weight............kl

17.1 -Are you capable to do your normal duties?
      - Yes     -No(see explanation by 8)

17.2 -Are you at the moment healthy and is your health normally undisturbed?
      - Yes     -No(see explanation by 8)

17.3 -Did you consult a doctor the last 12 months, for an affection which took longer than 14 days to stay at home?
      - Yes(see explanation by 8)     -No

17.4 -Did you consult a specialist the last 5 years for an affection which took longer than 4 weeks to stay at home?
      - Yes(see explanation by 8)     -No

17.5 -Have you been overwrought in the past, through which you were not able to do your normal duties for longer as 14 days.
      - Yes(see explanation by 8)     -No

17.6-Do you expect to end up in the WAZ/Wajong/WAO/WW within one year?
    -Yes(see explanation by 8)   -No

17.7-Do you have to mention facts about a criminal past of yourself or the other to insure persons, which have been accured in the last 8 years and which are important for the reviewing of the insurance you applied?
     Yes(see explanation by 8)   -No

17.8-Explanation on question 1-7 .............................................
     .........................................................................
     .........................................................................


18. Final explanation. The undersigned, also payed attention to the contain of section 251 of the commercial code (see explanation), declares that the given answers are correct and complete. No circumstances, which could be important to the insurer, are being kept in silence or wrong Suggested.

19. Explanation and privacy rule. Section 251 of the commercial code defines, that an insurance-agreement can be declared void, if there has been provided wrong or incomplete information with the apply for an insurance. The obligation to provide information includes everything what can be important to the insurance-company for the judgement of the "risk to insure" and the person of the applier. The consequence of suppression is, that the company can call to the invalidity of the agreement and can refuse damage-compensation. The personal identities, which are filled in this form and the further identities, can be included in the clientregistration, leaded by C.A. van Eijck en Zn.B.V. To this identity-registration applies a privacy rulement. Announcement of the registration by Registry chamber has been done at the 15th of june 1990, a copy of the form of announcement has been deposit for public by C.A. van Eijck en Zn. B.V.

20.  As agreed d.d. .......................19.. by respectively residence or establishment.

21.  Arenda B.V.        Supplier:         Seller       Lessee 2a       Lessee2b

22.  Arenda refers to   ..............     ......Name
     the announcements  ..............
     at the foot of the ..............
     General Conditions.                   ........   .............  .........


23. Arenda B.V., Fultonbaan 30, Postbus 278, 3430 AG Nieuwegein
    Bankaccount: 69.07.03.244             Postal Cheque account: 36.83.134
    Telephonenumber: 030 60 29 129        Telefaxnumber: 030 60 50 927
    Chamber of Commerce at Utrecht 30097338

                                    I
                                    PRE-AGREEMENT
              (Contractnumber of the agreement will be sent separately)


    The undersigned:
    1.  Arenda B.V., established at Nieuwegein, hereafter to be mentioned
     "Arenda",

2.  2.a/2.b "Lessee"

3.  3.  Supplier as mentioned at the front, hereafter to be mentioned.

    4.   "Supplier", has been agreed as folllows:
     Supplier delegates the goods to Arenda. Arenda gives in lease to lessee, which accepts from Arenda in lease the goods as mentioned by "Data to fill in" hereafter to be mentioned "the goods", for the cash-amount due at the supplier, as mentioned under "Leaseprice and Period". From which lessee by signature meets the amount as mentioned after "Initial payment". The remaining amount as mentioned after "Lease-amount", will be payed by Arenda directly to the suplier. Arenda provides a credit to lessee, concerning this agreement at the size of the mentioned credit-amount. This amount, increases with credit-compensation and eventually other also financed amounts, will be payed by instalments as written. The first instalment has to be payed on the first expiry date, the following terms even so at the same day or earlier of the next month, unless otherwise agreed. The subjoined General Conditions applies to this agreement. Lessee authorizes Arenda until further notice, to write off the obligations, because of this agreement, from the bankaccount which number is mentioned by the "Data to fill in"

  5. The agreement entered into, under the untied condition of non-acceptation by Arenda. Arenda will make known to the credittaker, the decision of acceptation within 8 days after today, in writing. Credittaker can announce to Arenda during this period, in writing, that he abandons the agreement, without charging him any costs.
     Leaseprice and Period. Specification follows afterwards by Arenda.

                                      II
                          GENERAL CONDITIONS ARENDA

ARTICLE 1. Liability

All persons who are mentioned as lessee and signed as such, are each hold responsible and fully liable for all commitments resulting from this agreement.

ARTICLE 2. Payments

Payments ought to be done by automaticly collection, for which lessee granted a countermand full power, or by remittance to the bankaccount. The balance, as be written in the books of Arenda, is binding, except for proof.

ARTICLE 3. Application Buy-option

If lessee met his' obligations concerning this agreement, lessee is entitled to buy the goods at the end of the leaseperiod for the mentioned buy-option price. Payment has to be done together with the last term. If lessee doesn't make use of this possibility, lessee has to return the goods (in good condition, considering wear and tear by normal use) at a address in the Netherlands, directed by Arenda.

ARTICLE 4. The goods

Lessee declares that the guarantee and the maintenance of the goods between him and the supplier is arranged and Arenda will never be responsible in any certain way for which complain so ever concerning the goods. He declares that he never will summon Arenda in safeguarding against damage done to third caused by unsoundness in or at the goods and that he never hold Arenda responsible for any damage through or concerning the goods. He declares not to shirk his duty by compensation or ortherwise at his obligations. The risk concerning the goods is for lessee from the date he received the goods. In case the goods be lost completely or partly afterwards, if or not through lessee, he will be hold responsible for the complete payment of all which he is indebted in virtue of this agreement.

As long as Arenda obtains the ownership of the goods, the lessee is obligated to use the goods carefully, without before given permission of Arenda, to sell this goods, to let them out for hire or to lent it to someone. Supplier declares that he takes every obligation against lessee which applies for cash sale.

ARTICLE 5. Remission by death
In case of death from the first and/or second mentioned person as lessee, expires the commitment to pay the outstanding debt, with the exception of the already fallen into decay terms, though not been paid, if:
     - lessee with the entering into this agreement has a good state of health;
     -    death take place before reaching the age of 70;
     -    death is not the result of (civil)war or other riots;
     -    a legel death certificate will be handled over to Arenda.
The maximum per lessee, independent of the number of the agreements that lessee has with Arenda, amount to remit is f 100.000,- For amounts above f 40.000,- the lessee has to fill in a state of health-declaration. Cover will be granted after receiving the state of health-declaration filled in by lessee, with the reservation of (partly) rejection by the insurance company, in which case lessee will be aqainted within a month. The conditions can be forwarded on request.

ARTICLE 6. WAO/WW insurance
If by the entering of the agreement the first mentioned natural person as lessee
     -    is not unfit for labour and
     - during the 2 years before, hasn't be ill continuous for longer than 30 days and
     -    isn't older than 65 years,
exist the right of remission of the insured amount of instalment, in case of unfitness for labour during the period of unfitness for labour and in case of unemployment during 3 years, maximum. Herewith lessee will be excluded of payment, if the reason of unfitness for labour or unemployment, is the result of known facts at the moment of entering the application. The right of payment exists until maximum 65 years old. No right of payment exists among others, if unfitness for labour or unemployment arises within 1 year after date of the contract. The conditions will be handled over by entering of this agreement.

ARTICLE 7. Secundary furniture insurance
If a claim can be layed to compensation of damage or lost, respectively costs on the ground of any other insurance, if or not from elderly date, is this insurance first in the last place valid: in such a case will only be considered for compensation that damage, which exceed the amount, on which the insured be entitled to have a claim elsewhere. In no case shall be considered for compensation a for that other insurance applying private risk. Covered dangers concerning among others burglary, vandalism, fire and water and steam unexpected coming out of water- and central heating conduit-pipes. The conditions can be forwarded on request.

ARTICLE 8. Supplier explanation
Supplier explains to be responsible for all damages, included costs and interest, which Arenda suffers as a result of not or not completely payment by lessee of which lessee to Arenda should be indebted, on any moment, if this would happen by lessee on ground of unsound delivery or placing by the supplier. Supplier explains besides on first request the by Arenda suffered damage, included costs and interests, to settle.

ARTICLE 9. Changes
Changes of this agreement are exclusive valid if they are confirmed by Arenda in writing. With due of observance of the legal armours, this may not lead until aggravations of the obligations of lessee. Lessee engages himself to mention address-changes previously to Arenda, if fail to of which by the Arenda known address added messages, are estimated to reach the lessee.

ARTICLE 10. Registration
This agreement and possible irregularities, will be registered by the office of Credit Registration at Tiel. By the handling of the lease-inquiry Arenda makes inquiries by the office of Credit Registration at Tiel.

ARTICLE 11. Law Identity Registration
The provided identity data with the credit-inquiry and the eventually further to provided identity data can be added in the by Arenda kept Identity Registration. This Identity Registration has been announced by the Chamber of Registration. A copy of the form of announcement is deposit for inspection for each and everyone by Arenda.

ARTICLE 12.
Place:  _______________________           Date: _________________________

Signature: Lessee 2a                      Lessee 2b
_______________________________           _______________________________

ARTICLE 13.
This agreement can be undone by you within 8 days after a copy by the Chamber of Commerce has been provided of a date. As for so long you don't have to pay. If you want to cancel, you'd better sent a registered letter or postcard external
6 days after you signed the agreement. Your letter or postcard will arrive just in time. Cancelling has to be done at the following address: Arenda B.V., P.0. Box 278, 3430 AG Nieuwegein. Below you will find a form that you can use as a cancellation letter, after it is filled in.

Cancellation letter: To Arenda B.V., P.0. Box 278, 3430 AG Nieuwegein. I declare that i will cancel the hereafter defined lease-contract concerning the following goods: ______________________

Date of contract: ___________________

Don't forget your name, address and signature!

                    GENERAL DELIVERY - AND PAYMENT CONDITIONS
                          PREMIER NR.1 WATERBEDDEN B.V.

A- CHAPTER 1: All forms of agreements

ARTICLE 1. Suitability

These conditions are suitable for all offers, quotations and agreements of Premier Nr.1 Waterbedden B.V. In case of leasing are the general conditions of the lease-company also suitable. Deviations of these conditions are only legal if confirmed in writing.

ARTICLE 2. Price

Member 1:        The price which agreed is inclusive added value tax.
Member 2:        The price which agreed cannot be raised by Premier
                   Waterbedden B.V. after all, retain the provisions as to member 3 and article 5, unless through the client the delivery will be postponed or delayed with a period of more than 3 months and when in this period had been a rise in prices by Premier Nr.1 Waterbedden B.V.
Member 3:        If after the completion of the agreement appears that the
                   price has been faulty calculated, for what reason so ever, the client will be posted of this in writing. The client will be obliged to accept the right price after all, if the difference between the faulty calculated price and the right price amount to be not more than 10%. The agreement will be than esteemed to be closed for the right price. Is the difference more than 10%, then the client can dissolve the agreement, unless Premier Nr.1 Waterbedden offers to take the difference for his own account.

ARTICLE 3. Delivery

The transport, placing and assembling of the bought goods is in the price calculated, unless otherwise has been agreed. Premier Nr.1 Waterbedden B.V. will show by placing and assembling always the necessary care. If by placing and assembling should arise any damage, which is to be owing to intention or guilt by Premier Nr.1 Waterbedden B.V., then Premier Nr.1 Waterbedden B.V. will compensate the damage against the daily value, unless there is a damage of furniture etc., causes by removing it. In this case the damage and risk is for the client's account.

The duty of indemnification will never be more than the contant value of the agreement. The extent of the damage will be specified by a, through Premier Nr.1 Waterbedden B.V. indicated expert. If the client doesn't agree with the height of the specified damage, he can order a contra-expertise on his own account, within 7 days after the height of the specified damage has been informed to him. If the contra-expertise doesn't deviate with more than 10% from the first specified damage, then the average of the expertises is in force. Is there a deviation with more than 10%, then both parties have to come with a considered solution, if both parties fail to, then they can apply to justice.

Damage which isn't the result of intention or guilt by Premier Nr.1 Waterbedden B.V., doesn't come for account of her. The same rule is in force for damage which is the result of architectural defects in the house or on the floor, which the product has been placed on. If with the delivery, placing or assembling appears that for the solid placing and assembling, replenishing supplies will be necessary, then it will be taken as additional work for account of the client. Eventual claims for damage, can't be settled with the price of the product.

ARTICLE 4. Cancellation

On the ground of the law on canvassing, can the agreement within 8 days after registration by the Chamber of Commerce and Factories in Arnhem, be cancelled free of charge. After expiration of that term, the client can still request for canceling. Premier Nr.1 Waterbedden B.V. can permit that cancellation, in which case the client will be held to compensate the artificial costs, among which the costs of sales, the overhead expenses and lost profit, which totally amount to 45% of the contant value of the agreement. If the artificial costs are higher, for instance if the product already has been produced, then the client has to compensate also those expenses, in which case to be proved binding by Premier Nr.1 Waterbedden B.V., except for proof by the client.

Premier Nr.1 Waterbedden B.V. can refuse that cancellation, in which case the client will be bound to keep the agreement.

ARTICLE 5. Guarantees

The reliability of the product will be guaranteed for a period of 10 years after delivery. Not included in the guarantees are: little imperfections in the finishing touch which don't be detrimental to the reliability, dependability and safety, damages or defects, which are the results of rough or not judicious use. The guarantee expires if the instructions of the part of Premier Nr.1 Waterbedden B.V. are not correctly or will be followed and also if the client himself or others are performing work to the product. The guarantee tend to replacement or repair of the product, at the option of Premier Nr.1 Waterbedden B.V., for as far by the client the unreliability has been shown.

ARTICLE 6. Advertisements

Advertisements concerning faulty delivery, placing or assembling or otherwise, ought to take place within 6 weeks after delivery. If the advertisement by Premier Nr.1 Waterbedden B.V. will be acknowledged, she will take care of repair or replacement, free of charge, at the option of Premier Nr.1 Waterbedden B.V., without be bounded to further compensation.

ARTICLE 7. Liability

The liability of Premier Nr.1 Waterbedden B.V. stretches out until fulfillment of her guarantee obligations and the definite in article 3. Other liabilities, under which concerning result damage, will be herewith ruled out, unless a liability on ground of compulsory right cannot be ruled out, in which case that liability will be continuously limited, until the legal permitted minimum amount and until maximum the value of the agreement. Premier Nr.1 Waterbedden B.V. never will be liable for injury, except in case of intention or rude guilt.

ARTICLE 8. Appropriate right

All agreements with Premier Nr.1 Waterbedden B.V. and/or the lease-company will be exclusive apply to the Dutch law.

ARTICLE 9. Choice of forum

Unless according to the competitionrules, a district judge will be competent, such as in case of leasing, all differences will be settled by the county-court in Zutphen.

B-CHAPTER 2: Only appropriate by lease

ARTICLE 10. Juridical point to lease

Because the law doesn't know leasing in such a way (yet), the parties agree with as far as necessary that article 7a: 1576h civil code will be appropriate, in case and as soon as for the leasevariant will be chosen, also if and as soon as for the lease-company to offer or offered agreement nothing has been signed yet.

ARTICLE 11. Dissolved Condition

In case of lease the agreements with Premier Nr.1 Waterbedden B.V. will be closed ever under the dissolved condition of non-acceptance of the client as lessee by the lease-company, with due for that matter of the subjoined articles. If the client should not be accepted by the lease-company, then the agreement with Premier Nr.1 Waterbedden B.V. will be automatically dissolved by law and the parties are mutually nothing obliged, unless the non-acceptance is to be owing to intention or rude guilt of the client or otherwise is supposed to be for his account and risk, in which case the client is damage obligated and he has to compensate the artificial costs, under which the artificial costs of sales, the overhead expenses and lost profit, which totally amount to 45% of the value of the agreement.

ARTICLE 12. Co-operation inquiry lease

In order to enable the lease-company to investigate the acceptation abilities for the client, the client will be obliged the first request of Premier Nr.1 Waterbedded B.V. or the lease-company to provided immediately complete and correct information, about his income- and property position, if asked in writing and proved with documents, when he is failing to that, then article 4, second until the last sentence is of corresponding application.

ARTICLE 13. Partly or Conditional Acceptation

If the client will not be accepted by the lease-company, other than under the condition that the client draws a certainty right to his real estate or movables, then the client will be obliged to grant his full co-operation. The permission to establish such a certainty right will be yet given for in that case, by the client. The client promises here by, to perform in that case, the therefore eventual necessary legal handlings, if he fails to, of which article 4, second until the last sentence is of agreeable application. By "certainty right" will also be understood, a right of mortgage and/or premises. The costs of the establishment of the certainty right will be on the amount of Premier Nr.1 Waterbedden B.V. If the client has announced on the application form-Lease, that he would like to redeem outstanding loans, in the cadre of the Lease and the Lease-company will not accept the client before they with the lease of the product and the redeeming including concerned amount, but indeed for it with the lease of the product only concerned amount, then the client will be bound to accept the lease in such a way. If he fails to, article 4 is, second until the last sentence of agreeable application.

ARTICLE 14. No fulfillment leasing

If the client should refuse to co-operate to the realization of Lease, then article 4 is, second until the last sentence of agreeable application.

ARTICLE 15. Acceptation Lease

After the Lease-company has accepted the client as lessee, further will be handled as agreed.

ARTICLE 16. Non-Acceptation Lease

If the lease-company should not accept the client as lessee, the agreement with Premier Nr.1 Waterbedden B.V. will be unbound automaticly and by law. Mainly there will be no placing at one's disposal of products.


ARTICLE 17. Insurances

If the insurer, of the risks to be insured, as ment in the delivered certificates, wishes to accept the client, to the exclusion of certain risks or under certain conditions, then it won't permit the client, for that reason to unbound the agreement with Premier Nr.1 Waterbedden B.V. or not to follow up. The agreement with Premier Nr.1 Waterbedden B.V. will then be estimated to be concluded with due of observe of those special conditions.

Place:..............   Date:..................   .............................



Signature client:    Signature partner:   Signature Premier Nr.1 Waterbedden BV

----------------      ---------------      -----------------------------------

This agreement can be unbound by you, within 8 days after a copy has been dated by the Chamber of Commerce in Arnhem. For so long, you don't have to pay yet. If you want to withdraw, the most certain way is by registered letter or postcard, at the latest 6 days after you signed the agreement yourself. Your postcard/letter will be registered in time. Cancellation should happen at the following address: Premier Nr.1 Waterbedden B.V., Driemarkweg 1a, 7102 EM Witerswijk. Below you will find a form, which you can use as a cancellation-letter, after it is filled in.

- > - > - > - > - > - > - > - > - > - > - > - > - > - > - > - > - > - > - > - >

Cancellation-letter: To Premier Nr. 1 Waterbedden B.V., Driemarkweg 1a, 7102 EM Winterswijk. Herewith I will let you know, that I'll give up the hereafter defined agreement, concerning: waterbed.

Date of the agreement:_____________________Don't forget your name and signature!


N.B. ARTICLE 16, NON-ACCEPTATION LEASE. IF THE LEASE-COMPANY SHOULD NOT ACCEPT THE CLIENT AS LESSEE, THE AGREEMENT WITH PREMIER NR.1 WATERBEDDEN B.V. WILL BE UNBOUND AUTOMATICLY AND BY LAW. MAINLY THERE WILL BE NO PLACING AT ONE'S DISPOSAL OF PRODUCTS.

TRANSLATION OF MAIN CONTRACTS & DOCUMENTS

LEASE AGREEMENT WITH CLIENTS

1. Name, etc. client
2. Name sales advisors / salesman
3. Type of bed, pillows, sheets, etc.
4. Accessories (other bedroom furniture)
5. In price are included:
-   installment
-   maintenance & textile certifcate
-   move - certificate
-   10 years factory garantee
-   3650 nights excellent sleeping

6.
Cash payment fl.  (A)
Effective interest % per year
Amount of interest fl.  (B)
Total amounf (C)=(A)+(B)
payment ...(D) ... installment of fl.   (E)=(C)/(D)
Final payment plus buy option ad fl.
Client becomes owner of the products after payment of final payment/buy option

7. Addition accessories
8. Remarks (mostly used in case clients are joining a sales incentive promotion like f.i. a journey lottery to Florida)
9. Client confirms receipt of a copy of this agreement
   Place & date of agreement
   Signed by lessee, his/her partner and salesman

10. The agreement can be cancelled within 8 days by the Chamber of Commerce in Arnhem (The Netherlands) at Premier NR.1 Waterbedden B.V.
NORMALLY WAPRO'S CLIENT CAN CANCEL THE AGREEMENT WITHIN 8 DAYS. THATS THE LAW IN THE NETHERLANDS REGARDING 'DOOR TO DOOR SELLING'.

11. Article 24: Non-acceptance lease
In case the leasecompany (Arenda) does not approve/accept the client as a lessee, the agreement with Premier NR.1 Waterbedden B.V. is automatically cancelled legally. So there will not be any delivery of goods.

PREMIER LEASE

1. Supplier                        Premier Watterbedden (=Wapro)
   Telephonenumber                 0543-531935
   Faxnumber                       0543-519798
   Person to contact               Janet Pattiruhu (administration of the
                                   agreements)

2. Name of the agreement           Premier Lease
   Type of the agreement           WAP981 (&WAP982&WAP983(none and 1/2 WAO/WW))
   Common Conditions               L9804P
   Goods to be leased              Waterbeds

3. Effective interest % per year   5k -10k          10,4%
                                   10k-20k           9,3%
                                   20k-30k           8,7%
                                   GREATER THAN -30k 8,2%
   Commission                      0% (over the credit)
   Initial Payment                 By option
   Currency                        120 months
   Buy option                      fl. 250,-

4. Guarantee                       by Premier, during 10 years.

5. Maintenance                     none, although some extra's/supplies will
                                   be given.

6. Risk of death-insurance         2 contracting parties, with a maximum of
                                   fl. 100.000,-

7. Secundary furniture-insurance   Included.

8. WAO/WW-insurance                First contracting party, INCLUDED for
                                   LEASE as well as loans to be taken over.

9. Exchequer                       Interest, to be drawn of fiscaly, by the
                                   rules of consumptive credit.

10. Options                        Taking over of loans.

11. Extra's                        -1x remove the waterbed inside the house
                                   or 1x remove within a ray of 20 kilometre.
                                   -Conditioner and cleaner will be given
                                   directly.
                                   Periodical Premier sents a letter to the customer to remind him to use the cleaner and conditioner.
                                   -1x softside upperticking, 2 dust-sheets
                                   (specially for waterbeds) and also 2
                                   pillows.

12. Date of commencement WAP981: april 1998    Last modification: 15/2/99 (WCK)

PREMIER LEASE

1. Supplier                       Premier Watterbedden (=Wapro)
   Telephonenumber                0543-531935
   Faxnumber                      0543-519798
   Person to contact              Janet Pattiruhu (administration of the
                                  agreements)

2. Name of the agreement          Premier Lease
   Type of the agreement          WAP982 (&WAP981&WAP983(indeed and 1/2 WAO/WW))
   Common Conditions              L9805P
   Goods to be leased             Waterbeds

3. Effective interest % per year  5k -10k          10,4%
                                  10k-20k           9,3%
                                  20k-30k           8,7%
                                  GREATER THAN -30k 8,2%
   Commission                     0% (over the credit)
   Initial Payment                By option
   Currency                       120 months
   Buy option                     fl. 250,-

4. Guarantee                      by Premier, during 10 years.

5. Maintenance                    none, although some extra's/supplies will
                                  be given.

6. Risk of death-insurance        2 contracting parties, with a maximum of
                                  fl. 100.000,-

7. Secundary furniture-insurance  Included.

8. WAO/WW-insurance               NONE

9. Exchequer                      Interest, to be drawn of fiscaly, by the
                                  rules of cosumptive credit.

10. Options                       Taking over of loans.

11. Extra's                       -1x remove the waterbed inside the house
                                  or 1x remove within a ray of 20 kilometre.
                                  -Conditioner and cleaner will be given
                                  directly.
                                  Periodical Premier sents a letter to the customer to remind him to use the cleaner and conditioner.
                                  -1x softside upperticking, 2 dust-sheets
                                  (specially for waterbeds) and also 2
                                  pillows.

12. Date of commencement WAP982: January 1998   Last modification: 15/2/99 (WCK)

PREMIER LEASE

1. Supplier                       Premier Watterbedden (=Wapro)
   Telephonenumber                0543-531935
   Faxnumber                      0543-519798
   Person to contact              Janet Pattiruhu (administration of the
                                  agreements)

2. Name of the agreement          Premier Lease
   Type of the agreement          WAP983 (&WAP981&WAP982(yes and no WAO/WW))
   Common Conditions              L9804P
   Goods to be leased             Waterbeds

3. Effective interest % per year  5k -10k          10,4%
                                  10k-20k           9,3%
                                  20k-30k           8,7%
                                  GREATER THAN -30k 8,2%
   Commission                     0% (over the credit)
   Initial Payment                By option
   Currency                       120 months
   Buy option                     fl. 250,-

4. Guarantee                      by Premier, during 10 years.

5. Maintenance                    none, although some extra's/supplies will
                                  be given.

6. Risk of death-insurance        2 contracting parties, with a maximum of
                                  fl. 100.000,-

7. Secundary furniture-insurance  Included.

8. WAO/WW-insurance               First contracting party, INCLUDED for
                                  LEASE, NOT for loans to be taken over.

9. Exchequer                      Interest, to be drawn of fiscaly, by the
                                  rules of consumptive credit.

10. Options                       Taking over of loans.

11. Extra's                       -1x remove the waterbed inside the house
                                  or 1x remove within a ray of 20 kilometre.
                                  -Conditioner and cleaner will be given
                                  directly.
                                  Periodical Premier sents a letter to the customer to remind him to use the cleaner and conditioner.
                                  -1x softside upperticking, 2 dust-sheets
                                  (specially for waterbeds) and also 2
                                  pillows.

12. Date of commencement WAP983: april 1998   Last modification: 15/2/99 (WCK)

ROUTING OF PREMIER LEASE

1.   Handling of a fastagreement        -Premier delivers complete
                                         fastagreements.
                                        -Delivery in sets, after cooling down
                                         period has gone by.
                                        -Judging by the department of
                                         clientservice. Before 16.00 hour faxing
                                         a survey, of which one has been judged.
                                        -On the basis of fastagreements.

2.   Approval                           -To Premier by fax.
                                        -To the client a letter of approval,
                                         including the original salarycopy.

3.   Rejection                          -To Premier by fax.
                                        -To the client NO confirmation, original
                                         salarycopy to client with a note saying
                                         "without covering letter".

4.   Definition date of Delivery        -On the basis of a faxdocument Premier.

5.   Distinguishing Mark                -Agreementnumber Arenda.

6.   Specification of Payment           -Agreementnumber Arenda.

7.   Transmission of Agreement          -Referring to "delivery"-fax of Premier.
                                        -Making of a definite calculation of the
                                         write amounts (including possible
                                         amount of redemption).
                                        -Sending to client.
                                        -Mentioning: - Monthly amount
                                                     - First due date
                                                     - Schedule of Amortization.

8.   Payment                            -On the basis of a SIGNED FASTAGREEMENT
                                         AND A SIGNED PAPER OF UPDELIVERY, by
                                         the client.
                                        -Paying Premier the same day as
                                         receiving signed paper of updelivery.
                                         Before 16.00 hour faxing a survey of
                                         payed agreements that same day.
                                        -Also the payment of eventually other
                                         companies.
                                        -Daily payment before 12.00 hour,
                                         reducing fl.15,- expenses

9.   Sundries                           -Costs of setting up a second mortgage
                                         are for account of Premier.

10.  Date of commencement WAP981:       april 1998

     Last modification : 15/2/99 (WCK)

                      GENERAL DELIVERY - AND PAYMENT CONDITIONS
                            PREMIER NR.1 WATERBEDDEN B.V.


A- CHAPTER 1: All forms of agreements


ARTICLE 1. Suitability

These conditions are suitable for all offers, quotations and agreements of Premier Nr.1 Waterbedden B.V. In case of leasing are the general conditions of the lease-company also suitable. Deviations of these conditions are only legal if confirmed in writing.

ARTICLE 2. Price

Member 1: The price which agreed is inclusive added value tax.
Member 2: The price which agreed cannot be raised by Premier Waterbedden B.V.
          after all, retain the provisions as to member 3 and article 5, unless through the client the delivery will be postponed or delayed with a period of more than 3 months and when in this period had been a rise in prices by Premier Nr.1 Waterbedden B.V.
Member 3: If after the completion of the agreement appears that the price has been faulty calculated, for what reason so ever, the client will be posted of this in writing. The client will be obliged to accept the right price after all, if the difference between the faulty calculated price and the right price amount to be not more than 10%. The agreement will be than esteemed to be closed for the right price. Is the difference more than 10%, then the client can dissolve the agreement, unless Premier Nr.1 Waterbedden offers to take the difference for his own account.

ARTICLE 3. Delivery

The transport, placing and assembling of the bought goods is in the price calculated, unless otherwise has been agreed. Premier Nr.1 Waterbedden B.V. will show by placing and assembling always the necessary care. If by placing and assembling should arise any damage, which is to be owing to intention or guilt by Premier Nr.1 Waterbedden B.V., then Premier Nr.1 Waterbedden B.V. will compensate the damage against the daily value, unless there is a damage of furniture etc., causes by removing it. In this case the damage and risk is for the client's account. The duty of indemnification will never be more than the contant value of the agreement. The extent of the damage will be specified by a, through Premier Nr.1 Waterbedden B.V. indicated expert. If the client doesn't agree with the height of the specified damage, he can order a contra-expertise on his own account, within 7 days after the height of the specified damage has been informed to him. If the contra-expertise doesn't deviate with more than 10% from the first specified damage, then the average of the expertises is in force. Is there a deviation with more than 10%, then both parties have to come with a considered solution, if both parties fail to, then they can apply to justice.

Damage which isn't the result of intention or guilt by Premier Nr.1 Waterbedden B.V., doesn't come for account of her. The same rule is in force for damage which is the result of architectural defects in the house or on the floor, which the product has been placed on. If with the delivery, placing or assembling appears that for the solid placing and assembling, replenishing supplies will be necessary, then it will be taken as additional work for account of the client. Eventual claims for damage, can't be settled with the price of the product.

ARTICLE 4. Cancellation

On the ground of the law on canvassing, can the agreement within 8 days after registration by the Chamber of Commerce and Factories in Arnhem, be cancelled free of charge. After expiration of that term, the client can still request for canceling. Premier Nr.1 Waterbedden B.V. can permit that cancellation, in which case the client will be held to compensate the artificial costs, among which the costs of sales, the overhead expenses and lost profit, which totally amount to 45% of the contant value of the agreement. If the artificial costs are higher, for instance if the product already has been produced, then the client has to compensate also those expenses, in which case to be proved binding by Premier Nr.1 Waterbedden B.V., except for proof by the client. Premier Nr.1 Waterbedden B.V. can refuse that cancellation, in which case the client will be bound to keep the agreement.

ARTICLE 5. Guarantees

The reliability of the product will be guaranteed for a period of 10 years after delivery. Not included in the guarantees are: little imperfections in the finishing touch which don't be detrimental to the reliability, dependability and safety, damages or defects, which are the results of rough or not judicious use. The guarantee expires if the instructions of the part of Premier Nr.1 Waterbedden B.V. are not correctly or will be followed and also if the client himself or others are performing work to the product. The guarantee tend to replacement or repair of the product, at the option of Premier Nr.1 Waterbedden B.V., for as far by the client the unreliability has been shown.

ARTICLE 6. Advertisements

Advertisements concerning faulty delivery, placing or assembling or otherwise, ought to take place within 6 weeks after delivery. If the advertisement by Premier Nr.1 Waterbedden B.V. will be acknowledged, she will take care of repair or replacement, free of charge, at the option of Premier Nr.1 Waterbedden B.V., without be bounded to further compensation.

ARTICLE 7. Liability

The liability of Premier Nr.1 Waterbedden B.V. stretches out until fulfillment of her guarantee obligations and the definite in article 3. Other liabilities, under which concerning result damage, will be herewith ruled out, unless a liability on ground of compulsory right cannot be ruled out, in which case that liability will be continuously limited, until the legal permitted minimum amount and until maximum the value of the agreement. Premier Nr.1 Waterbedden B.V. never will be liable for injury, except in case of intention or rude guilt.

ARTICLE 8. Appropriate right

All agreements with Premier Nr. 1 Waterbedden B.V. and/or the lease-company will be exclusive apply to the Dutch law.

ARTICLE 9. Choice of forum

Unless according to the competition rules, a district judge will be competent, such as in case of leasing, all differences will be settled by the county-court in Zutphen.





B-CHAPTER 2: Only appropriate by lease


ARTICLE 10. Juridical point to lease

Because the law doesn't know leasing in such a way (yet), the parties agree with as far as necessary that article 7a: 1576h civil code will be appropriate, in case and as soon as for the lease variant will be chosen, also if and as soon as for the lease-company to offer or offered agreement nothing has been signed yet.

ARTICLE 11. Dissolved Condition

In case of lease the agreements with Premier Nr. 1 Waterbedden B.V. will be closed ever under the dissolved condition of non-acceptance of the client as lessee by the lease-company, with due for that matter of the subjoined articles. If the client should not be accepted by the lease-company, then the agreement with Premier Nr. 1 Waterbedden B.V. will be automatically dissolved by law and the parties are mutually nothing obliged, unless the non-acceptance is to be owing to intention or rude guilt of the client or otherwise is supposed to be for his account and risk, in which case the client is damage obligated and he has to compensate the artificial costs, under which the artificial costs of sales, the overhead expenses and lost profit, which totally amount to 45% of the value of the agreement.

ARTICLE 12. Co-operation inquiry lease

In order to enable the lease-company to investigate the acceptation abilities for the client, the client will be obliged on the first request of Premier Nr. 1 Waterbedden B.V. or the lease-company to provide immediately complete and correct information, about his income- and property position, if asked in writing and proved with documents, when he is failing to that, then article 4, second until the last sentence is of corresponding application.

ARTICLE 13. Partly or Conditional Acceptation

If the client will not be accepted by the lease-company, other than under the condition that the client draws a certainty right to his real estate or movables, then the client will be obliged to grant his full co-operation. The permission to establish such a certainty right will be yet given for in that case, by the client. The client promises here by, to perform in that case, the therefore eventual necessary legal handlings, if he fails to, of which article 4, second until the last sentence is of agreeable application. By "certainty right" will also be understood, a right of mortgage and/or premises. The costs of the establishment of the certainty right will be on the amount of Premier Nr. 1 Waterbedden B.V. If the client has announced on the application form-Lease, that he would like to redeem outstanding loans, in the cadre of the Lease and the Lease-company will not accept the client before they with the lease of the product and the redeeming including concerned amount, but indeed for it with the lease of the product only concerned amount, then the client will be bound to accept the lease in such a way. If he fails to, article 4 is, second until the last sentence of agreeable application.


ARTICLE 14. No fulfillment leasing

If the client should refuse to co-operate to the realization of Lease, then article 4 is, second until the last sentence of agreeable application.


ARTICLE 15. Acceptation Lease

After the Lease-company has accepted the client as lessee, further will be handled as agreed.


ARTICLE 16. Non-Acceptation Lease

If the lease-company should not accept the client as lessee, the agreement with Premier Nr. 1 Waterbedden B.V. will be unbound automaticly and by law. Mainly there will be no placing at one's disposal of products.



ARTICLE 17. Insurances

If the insurer, of the risks to be insured, as meant in the delivered certificates, wishes to accept the client, to the exclusion of certain risks or under certain conditions, then it won't permit the client, for that reason to unbound the agreement with Premier Nr. 1 Waterbedden B.V. or not to follow up. The agreement with Premier Nr. 1 Waterbedden B.V. will then be estimated to be concluded with due of observe of those special conditions.

Place:                      Date:
      --------------------       -------------------   -----------------------


Signature client:   Signature partner:   Signature Premier Nr. 1 Waterbedden BV




----------------    ------------------   -------------------------------------




This agreement can be unbound by you, within 8 days after a copy has been dated by the Chamber of Commerce in Arnhem. For so long, you don't have to pay yet. If you want to withdraw, the most certain way is by registered letter or postcard, at the laterst 6 days after you signed the agreement yourself. Your postcard/letter will be registered in time. Cancellation should happen at the following address: Premier Nr. 1 Waterbedden B.V., Driemarkweg 1a, 7102 EM Winterswijk. Below you find a form, which you can use as a cancellation-letter, after it is filled in.




>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>



Cancellation-letter: To Premier Nr. 1 Waterbedden B.V., Driemarkweg 1a, 7102 EM Winterswijk. Herewith I will let you know, that I'll give up the hereafter defined agreement, concerning: waterbed.


Date of the agreement:.................. Don't forget your name and signature!


N.B. ARTICLE 16. NON-ACCEPTATION LEASE. IF THE LEASE-COMPANY SHOULD NOT ACCEPT THE CLIENT AS LESSEE, THE AGREEMENT WITH PREMIER NR. 1 WATERBEDDEN B.V. WILL BE UNBOUND AUTOMATICLY AND BY LAW. MAINLY THERE WILL BE NO PLACING AT ONE'S DISPOSAL OF PRODUCTS.

NO 001402                     GUARANTEE OF PAYMENT CERTIFICATE
                              Registration-address of the controller of tender:
                              Notary-office Vermeer, Burg.Bloemersstraat 38,
                              NL 7271 DC Borculo

TO BE FILLED IN BY THE CLIENT

Receiver of the guarantee 1      Receiver of the guarantee 2      To fill in by BetaalGarant:

Last name:                       Last name:                       Guarantee-amount
                                                                  F...............
Initials:                        Initials:                        Starting-date
                                                                  ................
Birthday:                        Birthday:                        Supplier:

PC/Place:                        PC/Place:                        Signature BetaalGarant:
                                                                  .......................
Telephone:                       Telephone:

Nationality;                     Nationality:

Date of the order:               Date of Delivery:

Model/Serialnr.:                 Price (incl.BTW):

I (We) am (are) the keeper(s) of this Guarantee of Payment Certificate and I
(We) have read the Conditions of Participation mentioned on the backside and do agree with it.

Signature(s) Receiver(s) of the guarantee:(1) ...............(2)...............

Date of Signature:

INSTRUCTIONS FOR RECEIVER(S) OF THE GUARANTEE

This Guarantee of Payment Certificate is only valid if you fill in this original together with the Participation Form, Date it, Sign it, rip it of and sent it back by registered letter to BetaalGarant by the address of registration of the Controller of the Registration, mentioned on the front of this Guarantee of Payment Certificate. It has to be received at least before 17.00 uur on the 60the day after the startingdate of this Guarantee of Payment Certificate.

This Guarantee of Payment Certificate will be distribute to the before mentioned receiver of the guarantee, which under the overleaf mentioned participation-conditions is entitled to demand his payment of the guarantee-amount, 150 months after the up here mentioned starting-date. This Guarantee of Payment Certificate is only silvering by BetaalGarant. It is not negotiable or transferable.
         This campaign will be worked up administrative by a Notary-office.

                            PARTICIPATION CONDITIONS

A.- ABOUT US

We are Foundation BetaalGarant, established at the Torenstraat 13, 7101 DC in Winterswijk, The Netherlands. We guarantee for 100% the payment to the receiver(s) of the guarantee provided they are in receipt of a valid Guarantee of Payment Certificate on the condition that there will be acted up to all conditions of this Guarantee of Payment Certificate.

B.- ABOUT THE CAMPAIGN

We are agreed with the Supplier, that the supplier can distribute Guarantee of Payment Certificates to persons which bought certain articles for non trade custom, leased or obtained by way of a hire-purchase agreement. Per person, there may be not distributed more than one Guarantee of Payment Certificate. There may be not distributed Guarantee of Payment Certificates to persons, firms or partnerships which are involved in the organization, administration or marketing of this Promotion, or to there employees, members of there firm or representatives, or to members of the family of there employees, members of the firm or representatives. The Guarantee is personally committed and not transferable.

C.- THE GUARANTEE OF PAYMENT CERTIFICATE

You have bought to the front mentioned articles, leased or in hire-purchase obtained of the there mentioned Supplier, through which u have the right to demand by us payment of the amount mentioned on this Guarantee of Payment Certificate (or, if appropriate the equivalent in Euro's) provided that there will be acted up to the following Conditions completely, precisely and timely.

D.- THE CONDITIONS

1. You have to fill in the Guarantee of Payment Certificate together with the Participation-form completely, sign and date where such a thing is mentioned. The Supplier or Dealer may not have charged u anything for this Guarantee of Payment Certificate above the normal selling-price for the relative article.

2. You have to send us, by registered mail, the Guarantee of Payment Certificate together with the Participation-form, by way of the registration-address of the controller of tender. This have to be received by the controller of tender timely at certain time and day before 17.00 o'clock on the 60th day after the on the front mentioned starting-date. The original (example in behalf of the client) do you have to keep by yourself.

3. You have to exercise your right of payment, by returning us by registered mail, this original Guarantee of Payment Certificate together with the Participation-form, by way of the registration-address of the controller of tender. This have to received by BetaalGarant not before 150 months after the starting-date and not any later then 17.00 o'clock on the 30th day after 150 months after the starting-date, together with:

a- the original invoice (or receipt), or the lease- or hire purchase agreement of the article, which you received from the Supplier or Dealer.

b- the prove of payment of your original purchase (a copy of your bank or of the receipt you got by your purchase or of your financing-contract).

c- a fotocopy of your valid passport (only the relevant pages), your driving license or identity card as proof of your identity. You have to sign the fotocopy to confirmation that it is a loyal copy of the original.

d- Data about your bank account (number of the account, name of the keeper(s) of the account, name and address of the bank) and your address.

If you meet this conditions, we shall, within four weeks after receiving your request of payment, the on this Guarantee of Payment Certificate mentioned amount (or, if appropriate, the value in Euro's) pay it to you. You, are only entitled to ones, lay a claim to payment, in virtue of this Guarantee of Payment Certificate, where with the handing in of your claim, all necessary papers and information have to be provided.

4. We are not obliged to pay, if we have reasonable doubt to assume, that you have been reminded by the media or a reminding-service or-program, or been stimulated to submit a request of payment in virtue of this Guarantee of Payment Certificate, in spite of such a service or program on a commercial base or for free or otherwise, has been established, unless it concerns common news.

5. We are only bound to comply with a claim of payment, in case

a-   the claim has been done in good faith:

b-   the article has not been bought for trade custom:

c- there has been distributed to you, not more than one Guarantee of Payment Certificate, and

d- if you are not personally or as a member, employee or as a member of the family of a member of the firm or as partnership be involved in the organization, administration or marketing of this Promotion.

We are not bound to remunerate a claim of payment, in case of returning of the concerning article to the supplier or one of its dealers, when it takes place within 12 months after the date of purchase the lease- or hire-purchase agreement against complete or partly repayment of the for that charged purchase price, if then the purchase price, lease- or hire-purchase amounts not complete have been settled. We are entitled to demand verification of the supplier or one of its dealers and payment to postpone until receiving of such a verification.

6. U have strictly to comply with these conditions, specially to the time limits which are mentioned in these conditions. Each cross, how small though, leads to lapse of the right of restitution of the guarantee amount.


7. Your rights in virtue of this Guarantee of Payment Certificate in these conditions are highly personal and are not transferable to your heir-at-law and don't fall under your inheritance through death. You are not entitled to carry over your rights to thirds or to cede.


8. We didn't authorize the supplier, the dealer and those who are engaged, to do some kind of explanation referring to us or this promotion, unless before mentioned, so you may not set value on certain explanations or pronouncements, which would change these conditions of some kind.


9. In this Guarantee of Payment Certificate (under which these conditions), the meaning of the registration address is the address of BetaalGarant, mentioned on the front of this Guarantee of Payment Certificate (as long as you didn't receive a change of address from us or from BetaalGarant). All our announcements ought to be done right, if sent by mail to your address, as mentioned on the Guarantee of Payment Certificate, as long as you didn't announce a change of address at BetaalGarant.


10. The Dutch law will applies in case of interpretation and judgement of the legality and observance of it, in virtue of this Guarantee of Payment Certificate and all which relates to it. All differences will exclusive be settled by the competent judge at Zutphen.


11. By your signature of the Guarantee of Payment Certificate together with the Participation-form and the returning to us of those on the registration-address, you consolidate to have read these conditions, to understand those fully and to agree with it completely.